--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) -- AUGUST 1, 1997

                    SOUTHWEST BANCORPORATION OF TEXAS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           TEXAS                   000-22007                76-0519693
      (STATE OR OTHER       (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
       JURISDICTION                                     IDENTIFICATION NO.)
    OF INCORPORATION OR
       ORGANIZATION)

                             4400 POST OAK PARKWAY
                              HOUSTON, TEXAS 77027
                                 (713) 235-8800
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                      N/A
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

  (a) Effective as of the opening of business on August 1, 1997, Pinemont Bank, a Texas banking association ("Pinemont" or the "Bank"), was merged ("Merger") with and into Southwest Bank of Texas National Association ("SW Bank"), a national banking association and wholly-owned subsidiary of Southwest Bancorporation of Texas, Inc., a Texas corporation (the "Company"). Under the terms of the Merger, (i) the Company issued a total of approximately 1,668,750 shares of Company Common Stock, $1.00 par value ("Company Common Stock"), to the former shareholders of Pinemont, and (ii) existing options to purchase shares of Pinemont stock were converted into options to purchase a total of 190,625 shares of Company Common Stock. The Merger was accounted for as a pooling-of-interests. The issuance of such shares of Company Common Stock was registered under the Securities Act of 1933 under the Company's Form S-4 Registration Statement (Reg. No. 333-27897) (the "Registration Statement"). As a result of the Merger, the nine former banking locations of Pinemont became branches of SW Bank. For a description of the assets involved, the nature and amount of consideration given therefor and the principles involved in determining the amount of such consideration, reference is made to the information under the following captions in the final Proxy Statement/Prospectus dated July 3, 1997 to the Registration Statement ("Final Prospectus") filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 and which consisted of proxy material sent to the shareholders of Pinemont in connection with the special meeting of Pinemont shareholders held on July 25, 1997, to approve the
Merger: (i) "Summary--Historical and Pro Forma Comparative per Share Data" (page 7), (ii) "The Merger" (pages 20-35), and (iii) "The Bank" (pages 41-47). A set of pages from the Final Prospectus containing the above information is filed as Exhibit 99.1 hereto, and the referenced sections thereof are incorporated herein by reference. Prior to the Merger, there were no material relationships between Pinemont and the Company or any affiliate, director or officer of the Company or any associate of such director or officer.

  (b) The Company intends to continue operating the business of Pinemont by integrating its operations with those of SW Bank and operating the existing locations of Pinemont as branches of SW Bank. For a description of the business of Pinemont and the business of the Company, reference is made to the information under the following captions in the Final Prospectus: (i) "The Bank" (pages 41-47), (ii) "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Bank" (pages 48-58), and (iii) "The Company" (pages 59-61). Such sections are included in the set of pages from the Final Prospectus filed as Exhibit 99.1 hereto, which sections are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (a) Financial Statements of Business Acquired

PINEMONT BANK

                                                                          PAGE
                                                                          ----
Report of Independent Certified Public Accountants....................... F-1
Balance Sheets as of March 31, 1997 (unaudited), and December 31, 1996 and 1995................................................................ F-2
Statements of Earnings for the Three Months Ended March 31, 1997
 (unaudited) and 1996 (unaudited) and the Years Ended December 31, 1996,
 1995 and 1994........................................................... F-3
Statements of Shareholders' Equity for the Three Months Ended March 31,
 1997 (unaudited) and the Years Ended December 31, 1996, 1995 and 1994... F-4
Statements of Cash Flows for the Three Months Ended March 31, 1997
 (unaudited) and 1996 (unaudited) and the Years Ended December 31, 1996,
 1995 and 1994........................................................... F-5
Notes to Financial Statements............................................ F-6

  (b) Pro Forma Financial Statements (Unaudited)

Pro Forma Combined Condensed Balance Sheet as of March 31, 1997........... F-19
Pro Forma Combined Condensed Statements of Income for the Three Months
 Ended March 31, 1997 and the Years ended December 31, 1996 and 1995...... F-20
Notes to Unaudited Pro Forma Financial Statements......................... F-24

  (c) Exhibits

  2.1 --Agreement and Plan of Merger dated April 28, 1997, among the
       Company, SW Bank and Pinemont (incorporated by reference to
       Exhibit 2.1 to the Company's Form S-4 Registration Statement No.
       333-27897)
 99.1 --Set of Pages from Final Proxy Statement/Prospectus dated July 2,
       1997 to Form S-4 Registration Statement No. 333-27897 delivered to shareholders of Pinemont

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders
Pinemont Bank

  We have audited the balance sheets of Pinemont Bank as of December 31, 1996 and 1995 and the related statements of earnings, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pinemont Bank as of December 31, 1996 and 1995 and the results of its operations and cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

  Effective January 1, 1994, Pinemont Bank adopted Statement of Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.

                                          GRANT THORNTON LLP

Houston, Texas
February 7, 1997

                                 PINEMONT BANK

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                              DECEMBER 31,
                                                 MARCH 31,  ------------------
                                                   1997       1996      1995
                                                ----------- --------  --------
                    ASSETS                      (UNAUDITED)
Cash and cash equivalents
  Cash and due from banks......................  $ 10,954   $ 11,650  $  9,541
  Interest-bearing deposits....................    17,683     18,525    17,595
                                                 --------   --------  --------
      Total cash and cash equivalents..........    28,637     30,175    27,136
Securities.....................................    58,576     56,181    52,725
Loans, net ....................................   135,541    129,010    92,408
Premises and equipment, net....................     8,492      8,509     6,270
Other assets...................................     2,326      1,995     1,676
Cost in excess of fair market value of net
 assets acquired, net..........................     1,739      1,772     1,927
                                                 --------   --------  --------
                                                 $235,311   $227,642  $182,142
                                                 ========   ========  ========
     LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
  Noninterest-bearing..........................  $ 64,486   $ 64,587  $ 54,306
  Interest-bearing deposits....................   150,328    143,291   113,227
                                                 --------   --------  --------
      Total deposits...........................   214,814    207,878   167,533
Other liabilities..............................     1,326      1,018     1,131
                                                 --------   --------  --------
      Total liabilities........................   216,140    208,896   168,664
Commitments and contingencies..................        --         --        --
Shareholders' equity
  Common stock, $.66 2/3 par value, 3,325,000
   shares authorized; 2,775,000, 2,775,000 and
   2,225,000 shares issued; 2,670,000,
   2,670,000 and 2,120,000 shares outstanding..     1,780      1,780     1,413
  Addtional paid in capital....................    10,395     10,395     7,487
  Retained earnings............................     7,423      6,834     4,818
  Net unrealized loss on securities available-
   for-sale, net of tax of $220, $135 and $124.      (427)      (263)     (240)
                                                 --------   --------  --------
                                                   19,171     18,746    13,478
                                                 --------   --------  --------
                                                 $235,311   $227,642  $182,142
                                                 ========   ========  ========

        The accompanying notes are an integral part of these statements.

                                 PINEMONT BANK

                             STATEMENTS OF EARNINGS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           YEAR ENDED DECEMBER
                                      THREE MONTHS ENDED           31,
                                      ------------------- ---------------------
                                      MARCH 31, MARCH 31,
                                        1997      1996     1996    1995   1994
                                      --------- --------- ------- ------ ------
                                          (UNAUDITED)
Interest income
  Loans..............................  $3,190    $2,452   $11,062 $7,925 $4,895
  Securities.........................     859       735     3,036  2,622  2,632
  Federal funds sold and other.......     178       158       726    566    248
                                       ------    ------   ------- ------ ------
    Total interest income............   4,227     3,345    14,824 11,113  7,775
Interest expense
  Deposits...........................   1,468     1,139     5,013  3,619  2,404
                                       ------    ------   ------- ------ ------
    Net interest income..............   2,759     2,206     9,811  7,494  5,371
Provision for loan losses............     103        60       420    196    204
                                       ------    ------   ------- ------ ------
    Net interest income after
     provision for loan losses.......   2,656     2,146     9,391  7,298  5,167
Other income
  Service charges on deposit
   accounts..........................     403       353     1,590    933    736
  Other..............................      98        69       369    222    187
                                       ------    ------   ------- ------ ------
    Total other income...............     501       422     1,959  1,155    923
Other expense
  Salaries and employee benefits.....   1,361     1,115     4,605  3,425  2,725
  Occupancy..........................     389       318     1,406    870    765
  Other..............................     493       429     2,231  1,931  1,631
                                       ------    ------   ------- ------ ------
    Total other expense..............   2,243     1,862     8,242  6,226  5,121
                                       ------    ------   ------- ------ ------
  Earnings before provision for
   income taxes......................     914       706     3,108  2,227    969
Provision for income taxes...........     325       264     1,092    705    321
                                       ------    ------   ------- ------ ------
    NET EARNINGS.....................  $  589    $  442   $ 2,016 $1,522 $  648
                                       ======    ======   ======= ====== ======
Earnings per common share............  $ 0.21    $ 0.21   $  0.78 $ 0.71 $ 0.42
                                       ======    ======   ======= ====== ======


        The accompanying notes are an integral part of these statements.

                                 PINEMONT BANK

                       STATEMENT OF SHAREHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                     NET UNREALIZED
                                                      GAIN (LOSS)
                                 ADDITIONAL          ON SECURITIES      TOTAL
                          COMMON  PAID IN   RETAINED   AVAILABLE-   SHAREHOLDERS'
                          STOCK   CAPITAL   EARNINGS    FOR-SALE       EQUITY
                          ------ ---------- -------- -------------- -------------
Balance at January 1,
 1994...................  $1,000  $ 5,000    $2,648       $  --        $ 8,648
Unrealized gain from
 initial adoption of
 Statement 115 effective
 January 1, 1994, net of
 tax of $163............      --       --        --         316            316
Net proceeds from sale
 of common stock........     413    2,484                                2,897
Net change in unrealized
 loss on securities
 available for sale, net
 of tax of $675.........      --       --        --      (1,310)        (1,310)
Net earnings............      --       --       648          --            648
                          ------  -------    ------      ------        -------
Balance at December 31,
 1994...................   1,413    7,484     3,296        (994)        11,199
Other...................      --        3        --          --              3
Net change in unrealized
 loss on securities
 available for sale, net
 of tax of $389.........      --       --        --         754            754
Net earnings............      --       --     1,522          --          1,522
                          ------  -------    ------      ------        -------
Balance at December 31,
 1995...................   1,413    7,487     4,818        (240)        13,478
Net proceeds from sale
 of common stock........     367    2,908        --          --          3,275
Net change in unrealized
 loss on securities
 available for sale, net
 of tax of $12..........      --       --        --         (23)           (23)
Net earnings............      --       --     2,016          --          2,016
                          ------  -------    ------      ------        -------
Balance at December 31,
 1996...................   1,780   10,395     6,834        (263)        18,746
Net change in unrealized
 loss on securities
 available for sale, net
 of tax of $84
 (unaudited)............      --       --        --        (164)          (164)
Net earnings
 (unaudited)............      --       --       589          --            589
                          ------  -------    ------      ------        -------
Balance at March 31,
 1997 (unaudited).......  $1,780  $10,395    $7,423      $ (427)       $19,171
                          ======  =======    ======      ======        =======


        The accompanying notes are an integral part of these statements.

                                 PINEMONT BANK

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                  THREE MONTHS ENDED       DECEMBER 31,
                                  ------------------- -------------------------
                                  MARCH 31, MARCH 31,
                                    1997      1996     1996     1995     1994
                                  --------- --------- -------  -------  -------
                                      (UNAUDITED)
Cash flows from operating
 activities
  Net earnings..................   $   589   $   442  $ 2,016  $ 1,522  $   648
  Adjustments to reconcile net
   earnings to net cash provided
   by operating activities
    Provision for loan losses...       103        60      420      196      204
    Depreciation and
     amortization...............       231       144      795      384      289
    Amortization and accretion
     of securities premiums and
     discounts, net.............        53        43      236      124      373
    (Gain) loss on disposal of
     premises and equipment.....        --        (7)     (12)      91        9
    Increase in other assets,
     net of Kingwood acquisition
     in 1995....................      (247)     (409)    (200)    (272)     210
    (Decrease) increase in other
     liabilities, net of
     Kingwood acquisition in
     1995.......................       307        66     (112)     386     (160)
                                   -------   -------  -------  -------  -------
      Net cash provided by
       operating activities.....     1,036       339    3,143    2,431    1,573
Cash flows from investing
 activities
  Proceeds from sales of
   available-for-sale
   securities...................     3,137        --       --    4,097    6,566
  Proceeds from principal
   repayments, maturities, and
   calls of available-for-sale
   securities...................     4,685     5,627   15,282    9,495    3,705
  Proceeds from maturity of
   held-to-maturity securities..        --        --       --       --       18
  Purchases of available-for-
   sale securities..............   (10,518)   (3,989) (19,009) (12,071)  (1,577)
  Purchases of held-to-maturity
   securities...................        --        --       --       --   (2,000)
  Net increases in loans, net of
   Kingwood acquisition in 1995.    (6,634)  (11,159) (37,128) (19,116) (17,762)
  Proceeds from sale of premises
   and equipment................        --        10       16       --       --
  Purchases of premises and
   equipment....................      (180)     (259)  (2,885)  (2,760)    (220)
  Net cash paid for Kingwood
   acquisition..................        --        --       --      (93)      --
                                   -------   -------  -------  -------  -------
      Net cash used by investing
       activities...............    (9,510)   (9,770) (43,724) (20,448) (11,270)
Cash flows from financing
 activities
 Net increase in deposits, net
  of Kingwood acquisition in
  1995..........................     6,936     3,183   40,345   27,632   15,176
 Net proceeds from sale of
  common stock..................        --        --    3,275       --    2,898
                                   -------   -------  -------  -------  -------
      Net cash provided by
       financing activities.....     6,936     3,183   43,620   27,632   18,074
                                   -------   -------  -------  -------  -------
   Net increase (decrease) in
    cash and cash equivalents...    (1,538)   (6,248)   3,039    9,615    8,377
Cash and cash equivalents at
 beginning of year..............    30,175    27,136   27,136   17,521    9,144
                                   -------   -------  -------  -------  -------
Cash and cash equivalents at end
 of year........................   $28,637   $20,888  $30,175  $27,136  $17,521
                                   =======   =======  =======  =======  =======
Supplemental disclosure of cash
 flow information
 Cash paid during the year for
   Interest.....................   $ 1,448   $ 1,140  $ 4,916  $ 3,392  $ 2,343
   Income taxes.................        --        --    1,147      767      350
 Nonmonetary transactions
   Real estate acquired in
    satisfaction of loans.......        --        --       67      102       --
   Real estate sold through Bank
    financing...................        --        --      174       --      994

        The accompanying notes are an integral part of these statements.

                                 PINEMONT BANK

                         NOTES TO FINANCIAL STATEMENTS

          (INFORMATION AS OF MARCH 31, 1997 AND RELATING TO THE THREE
         MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996 IS UNAUDITED)
                            (DOLLARS IN THOUSANDS)

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Pinemont Bank (the Bank) is a commercial bank chartered by the State of Texas. A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

 1. Cash Equivalents

  For the purpose of presentation in the cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold.

 2. Securities

  At the date of purchase, the Bank classifies debt and equity securities into one of three categories: held-to-maturity, trading or available-for-sale. At each reporting date, the appropriateness of the classification is reassessed. Investments in debt securities are classified as held-to-maturity and measured at amortized cost in the financial statements only if management has the positive intent and ability to hold those securities to maturity. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading and measured at fair value in the financial statements with unrealized gains and losses included in earnings. Investments not classified as either held-to-maturity or trading are classified as available-for-sale and measured at fair value in the financial statements with unrealized gains and losses reported, net of tax, in a separate component of shareholders' equity until realized.

  Gains and losses on sales of securities are determined using the specific-identification method.

  Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are considered to be other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

 3. Loans

  The Bank grants loans primarily to customers in Houston, Texas. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on the economy in this area. Loans are stated at the principal amount outstanding, net of the allowance for loan losses and any unearned income. Interest on consumer loans is recognized by a method which approximates the level-yield method. Interest on other loans is recognized by the simple interest method.

  Loan origination and commitment fees are deferred and recognized over the life of the related loan as an adjustment of yield. The unamortized balances of any loan origination, commitment, and other fees and costs that are being recognized as an adjustment of yield are reported as part of the loan balance.

  A loan is identified as impaired when it is probable that the interest and principal will not be collected according to the contractual terms of the loan agreement. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received. As of December 31, 1996, the Bank has no significant loans which meet the impairment definition.

                                 PINEMONT BANK

          (INFORMATION AS OF MARCH 31, 1997 AND RELATING TO THE THREE
         MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996 IS UNAUDITED)
                            (DOLLARS IN THOUSANDS)

 4. Allowance for Loan Losses

  The allowance is maintained at a level adequate to absorb probable losses. Management determines the adequacy of the allowance based upon reviews of individual credits, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors. Loans deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged-off are added to the allowance.

  Future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance. Such agencies may require additions to the allowance based on their judgments of information available to them at the time of their examination.

 5. Premises and Equipment

  Premises and equipment are stated at cost less accumulated depreciation. Depreciation and amortization included in operating expenses are computed principally using the straight-line method over estimated useful lives of 3 to 30 years.

 6. Other Real Estate

  Real estate properties acquired by foreclosure are recorded at fair value at the date of foreclosure or acquisition, establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in other noninterest expenses.

 7. Income Taxes

  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. When management determines that its more likely than not that a deferred tax asset will not be realized, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 8. Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with the generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 9. Off-Balance Sheet Financial Instruments

  In the ordinary course of business the Bank enters into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or the related fees are incurred or received.

                                 PINEMONT BANK

          (INFORMATION AS OF MARCH 31, 1997 AND RELATING TO THE THREE
         MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996 IS UNAUDITED)
                            (DOLLARS IN THOUSANDS)

 10. Interim Financial Information

  Financial information as of March 31, 1997 and for the three months ended March 31, 1997 and March 31, 1996, included herein, is unaudited. Such information includes all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of the financial information in the interim periods. The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results for the full fiscal year.

NOTE B--SECURITIES

  The Bank has classified all securities as available-for-sale.

  The carrying amounts of securities and their approximate fair values at December 31, were as follows:

                                                    GROSS      GROSS
                                        AMORTIZED UNREALIZED UNREALIZED  FAIR
                                          COST      GAINS      LOSSES    VALUE
                                        --------- ---------- ---------- -------
MARCH 31, 1997 (UNAUDITED)
  U.S. Treasury and federal agencies
   securities..........................  $47,620     $ 22      $(587)   $47,055
  Mortgage-backed securities...........    6,801       30       (117)     6,714
  Collateralized mortgage obligations..    2,047        1         (5)     2,043
  Small Business Administration Pools..      555       28         --        583
  Obligations of states and political
   subdivisions........................      942        8        (23)       927
  Debt securities issued by U.S.
   Corporations........................      500       --         (3)       497
  Other................................      757       --         --        757
                                         -------     ----      -----    -------
                                         $59,222     $ 89      $(735)   $58,576
                                         =======     ====      =====    =======
DECEMBER 31, 1996
  U.S. Treasury and federal agencies
   securities..........................  $43,621     $ 57      $(416)   $43,262
  Mortgage-backed securities...........    8,207       41       (110)     8,138
  Collateralized mortgage obligations..    2,086        6         --      2,092
  Small Business Administration Pools..      735       13         (1)       747
  Obligations of states and political
   subdivisions........................      685       13         --        698
  Debt securities issued by U.S.
   Corporations........................      500       --         (2)       498
  Other................................      746       --         --        746
                                         -------     ----      -----    -------
                                         $56,580     $130      $(529)   $56,181
                                         =======     ====      =====    =======
DECEMBER 31, 1995
  U.S. Treasury and federal agencies
   securities..........................  $38,497     $ 70      $(390)   $38,177
  Mortgage-backed securities...........    9,604       49       (122)     9,531
  Collateralized mortgage obligations..    2,166       10                 2,176
  Small Business Administration Pools..      904       --         (1)       903
  Obligations of states and political
   subdivisions........................      686       19         --        705
  Debt securities issued by U.S.
   Corporations........................      525        2         --        527
  Other................................      706       --         --        706
                                         -------     ----      -----    -------
                                         $53,088     $150      $(513)   $52,725
                                         =======     ====      =====    =======

  Securities with book values of approximately $7,450, $7,705 and $2,793 at March 31, 1997, December 31, 1996 and December 31, 1995, respectively were pledged to secure public deposits and for other purposes as required or permitted by law.

                                 PINEMONT BANK

          (INFORMATION AS OF MARCH 31, 1997 AND RELATING TO THE THREE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

  Securities with an amortized cost of $14,743 and an estimated market value of $14,477 classified as held-to-maturity were transferred to the available-for-sale category in December 1995.

  The scheduled maturities of securities at December 31, 1996 are as follows. Contractual maturities may differ from expected maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

                                                              AMORTIZED  FAIR
                                                                COST     VALUE
                                                              --------- -------
Due in one year or less......................................  $11,113  $11,106
Due after one through five years.............................   33,587   33,236
Due after five through ten years.............................      106      116
                                                               -------  -------
  Subtotal...................................................   44,806   44,458
Collateralized mortgage obligations..........................    2,086    2,092
Small Business Administration Pools..........................      735      747
Mortgage-backed securities and other.........................    8,953    8,884
                                                               -------  -------
                                                               $56,580  $56,181
                                                               =======  =======

NOTE C--LOANS AND ALLOWANCE FOR LOAN LOSSES

  Loans classified according to type are summarized as follows:

                                            MARCH 31,  DECEMBER 31, DECEMBER 31,
                                              1997         1996         1995
                                           ----------- ------------ ------------
                                           (UNAUDITED)
Commercial and industrial.................  $ 38,441     $ 35,563     $23,979
Real estate...............................    82,690       79,613      54,199
Consumer..................................    15,791       15,131      15,008
Other.....................................       287          292         588
                                            --------     --------     -------
                                             137,209      130,599      93,774
Less:
Unearned discounts........................       227          212         263
Allowance for loan losses.................     1,441        1,377       1,103
                                            --------     --------     -------
  Loans, net..............................  $135,541     $129,010     $92,408
                                            ========     ========     =======

  Changes in the allowance for loan losses were as follows:

                                           MARCH 31,  DECEMBER 31, DECEMBER 31,
                                             1997         1996         1995
                                          ----------- ------------ ------------
                                          (UNAUDITED)
Balance at January 1.....................   $1,377       $1,103      $   697
Provision charged to operations..........      103          420          196
Loans fully or partially charged off.....      (41)        (212)        (128)
Recoveries of loans previously charged
 off.....................................        2           66           10
Increase from Kingwood acquisition.......       --           --          328
                                            ------       ------      -------
Balance at end of period.................   $1,441       $1,377      $ 1,103
                                            ======       ======      =======

                                 PINEMONT BANK

          (INFORMATION AS OF MARCH 31, 1997 AND RELATING TO THE THREE
         MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996 IS UNAUDITED)
                            (DOLLARS IN THOUSANDS)

  At March 31, 1997, December 31, 1996 and December 31, 1995, executive officers and directors and principal shareholders, and entities in which they have a 10% or more beneficial interest, were indebted to the Bank in the aggregate amounts of $1,483, $908 and $1,036, respectively. In management's opinion, all such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and did not involve more than a normal risk of collectibility or present other unfavorable features.

  There are no significant restructured loans at March 31, 1997, December 31, 1996 and December 31, 1995. Loans on which the accrual of interest had been discontinued were not significant at March 31, 1997, December 31, 1996 and December 31, 1995.

NOTE D--PREMISES AND EQUIPMENT

  Premises and equipment are summarized as follows:

                                           MARCH 31,  DECEMBER 31, DECEMBER 31,
                                             1997         1996         1995
                                          ----------- ------------ ------------
                                          (UNAUDITED)
Premises.................................   $ 6,783     $ 6,619       $5,020
Furniture, fixtures and equipment........     3,665       3,648        2,433
                                            -------     -------       ------
                                             10,448      10,267        7,453
Less accumulated depreciation and
 amortization............................     1,956       1,758        1,183
                                            -------     -------       ------
                                            $ 8,492     $ 8,509       $6,270
                                            =======     =======       ======

NOTE E--INTEREST-BEARING DEPOSITS

  Interest-bearing deposits are summarized as follows:

                                            MARCH 31,  DECEMBER 31, DECEMBER 31,
                                              1997         1996         1995
                                           ----------- ------------ ------------
                                           (UNAUDITED)
Savings...................................  $  7,702     $  7,531     $  6,956
NOW and money market......................    65,604       65,742       50,900
Certificates of deposit...................    77,022       70,018       55,371
                                            --------     --------     --------
                                            $150,328     $143,291     $113,227
                                            ========     ========     ========

  The aggregate amount of certificates of deposit, each with a minimum denomination of $100, was approximately $39,414, $33,350 and $23,660 at March 31, 1997, December 31, 1996 and December 31, 1995, respectively. At December 31, 1996, the scheduled maturities of certificates of deposit are as follows:

      Three months or less............................................. $25,465
      Over three to twelve months......................................  35,495
      Over twelve months...............................................   9,058
                                                                        -------
                                                                        $70,018
                                                                        =======

  Interest expense on time deposits of $100 and greater was approximately $1,251, $915 and $499 for the year ended December 31, 1996, 1995 and 1994, respectively. Interest expense on time deposits of $100 and greater was approximately $445 and $315 for the three months ended March 31, 1997 and 1996, respectively.

                                 PINEMONT BANK

          (INFORMATION AS OF MARCH 31, 1997 AND RELATING TO THE THREE
         MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996 IS UNAUDITED)
                            (DOLLARS IN THOUSANDS)

NOTE F--INCOME TAXES

  Federal income taxes currently receivable and deferred tax assets at December 31, are as follows:

                                                                      1996 1995
                                                                      ---- ----
Federal income taxes receivable...................................... $ 20 $ 33
Deferred tax asset...................................................  374  319

  The provision for income taxes consisted of the following:

                                THREE MONTHS ENDED   YEAR-ENDED DECEMBER 31,
                                ------------------- ---------------------------
                                MARCH 31, MARCH 31,
                                  1997      1996      1996      1995     1994
                                --------- --------- ---------  -------  -------
                                    (UNAUDITED)
Current........................   $309      $202    $   1,127  $   709  $   413
Deferred.......................     16        63          (35)      (4)     (91)
                                  ----      ----    ---------  -------  -------
                                  $325      $265    $   1,092  $   705  $   322
                                  ====      ====    =========  =======  =======

  Deferred tax assets and liabilities consists of the following:

                                                                    DECEMBER
                                                                       31,
                                                                   ------------
                                                                   1996   1995
                                                                   -----  -----
Allowance for loan losses......................................... $ 185  $  97
Unrealized loss on securities.....................................   135    124
Acquired NOL carryforward.........................................   211    275
Other real estate.................................................    19     19
                                                                   -----  -----
 Deferred tax asset...............................................   550    515
Premises and equipment............................................   (87)  (104)
Section 481 adjustment............................................   (42)   (59)
Federal Home Loan Bank stock dividend.............................   (47)   (33)
                                                                   -----  -----
 Deferred tax liability...........................................  (176)  (196)
                                                                   -----  -----
Net deferred tax asset............................................ $ 374  $ 319
                                                                   =====  =====

  The reconciliation between the Bank's effective income tax rate and the statutory federal income tax rate is as follows:

                                                        YEAR ENDED DECEMBER
                                                                31,
                                                        -----------------------
                                                         1996    1995     1994
                                                        ------  ------   ------
Statutory federal income tax rate...................... 34.00%  34.00%   34.00%
Permanent differences..................................  1.63%   0.69%    0.20%
Other.................................................. (0.50%)  (3.03%) (1.07%)
                                                        ------  ------   ------
Effective income tax rate.............................. 35.13%  31.66%   33.13%
                                                        ======  ======   ======

NOTE G--COMMITMENTS AND CONTINGENCIES

  The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk

                                 PINEMONT BANK

          (INFORMATION AS OF MARCH 31, 1997 AND RELATING TO THE THREE
         MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996 IS UNAUDITED)
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
in excess of the amount recognized in the balance sheets. The contractual amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

  The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

  The Bank generally requires collateral or other security to support financial instruments with credit risk.

  Financial instruments whose contract amounts represent credit risk at December 31, 1996:

      Commitments to extend credit..................................... $29,145
      Standby letters of credit........................................   2,169

  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable; inventory; property, plant and equipment and income-producing commercial properties.

  Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

  The Bank offers its employees a deferred savings plan. Under the plan, employees may contribute up to 10% of their gross salary. The Bank will match contributions up to a maximum of 6%. The Bank's contributions for the years ended December 31, 1996, 1995 and 1994 were $145, $117 and $59, respectively.

  The Bank has entered into leases for branch office space. One such lease is with a director of the Bank and expires on August 21, 2000. The Bank believes that the terms of this lease are no more favorable to the landlord than would be available in comparable transactions with a third party. Lease expense under this lease was $35, $13 and $0 for the years ended December 31, 1996, 1995 and 1994, respectively.

  The following is a schedule by years of the future minimum rental payments required under the leases as of December 31, 1996:

      YEAR ENDING
      DECEMBER 31,                                                        AMOUNT
      ------------                                                        ------
       1997..............................................................  $110
       1998..............................................................   113
       1999..............................................................   116
       2000..............................................................   169
                                                                           ----
                                                                           $508
                                                                           ====

                                 PINEMONT BANK

          (INFORMATION AS OF MARCH 31, 1997 AND RELATING TO THE THREE
         MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996 IS UNAUDITED)
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE H--STOCK OPTION PLAN

  In 1994, the Board adopted, and the shareholders approved, the Bank's Incentive Stock Option Plan ("Stock Option Plan") and the Long-Term Incentive Compensation Plan ("Incentive Compensation Plan"). At the time of adoption, the Stock Option Plan authorized the purchase of up to 105,000 shares of Common Stock. At the time of adoption of the Stock Option Plan, applicable state law imposed a restriction on the number of shares which could be authorized under such plan (the "Share Restriction") and provided that no officer or employee who owns or controls more than five percent of the Common Stock could participate (the "5% Restriction"). In 1994, 105,000 shares of common stock were issued and held by the Bank for the Stock Option Plan.

  As a result of the restrictions on the number of shares that could be authorized under the Stock Option Plan, the Incentive Compensation Plan was adopted as an additional incentive program to supplement the Stock Option Plan. Under the Incentive Compensation Plan, up to 200,000 incentive appreciation units ("Units") were authorized to be awarded to key executives. These Units were intended to provide a means of measuring the incentive compensation paid to holders. The compensation amount or value of the Units was measured by the increase in value of the shares of Common Stock. The value of a share of Common Stock subject to Units granted pursuant to the Incentive Compensation Plan was $4.85 on the initial grant date. The Unit holders were eligible to have an account maintained to reflect dividends paid with respect to Common Stock and vesting was similar to the five year vesting for options granted under the Stock Option Plan. The cash payment for the value of the Units was payable by the Bank upon the earlier of (i) termination of employment for any reason (other than cause), (ii) a change of control of the Bank or (iii) December 31, 2004.

  Amendments to the Texas Banking Code in 1995 eliminated the 5% Restriction and Share Restriction. Further, the Texas Banking Code now permits authorized but unissued shares which are not issued until the exercise of the applicable stock option. As a result of the amendments to the Texas Banking Code, the Board determined that it was in the best interest of the Bank to effectively merge the Stock Option Plan and Incentive Compensation Plan by (i) terminating the Incentive Compensation Plan and (ii) amending and restating the Stock Option Plan as described in more detail below. These changes were approved by the shareholders of the Bank on November 21, 1995. The Units previously granted have been terminated and the value of the Units (i.e., increase in stock value) of $167,000 is to be paid as compensation to the holders of such Units. Further, incentive stock options were granted in approximate parity with the Units surrendered, but the exercise price was increased to reflect the value of the stock at the date of grant.

  The amendments to the Stock Option Plan include provisions which increase the number of shares of Common Stock subject to the plan to 305,000 from 105,000, eliminate the prohibition against participation in the plan by an executive who owns or controls more than five percent of the Common Stock, permit the exercise price of a nonqualified option to be below the fair market value of the Common Stock at the grant date, and permit the five year vesting period for nonqualified options to commence on the employment date, the grant date or any other date determined by the committee.

  The Stock Option Plan is now known as the Bank's "Incentive and Nonqualified Stock Option Plan" and provides for awards of options to purchase up to 305,000 shares of Common Stock to key executives of the Bank. The options can now be issued as incentive stock options or nonqualified options with the incentive stock options having an exercise price equal to or greater than the fair market value of the Common Stock on the date the option is granted. The terms of the options (subject to certain provisions and limitations in the plan and the Internal Revenue Code) are left to the discretion of the Board or a committee appointed by the Board to address such matters. The options become exercisable based on a five-year vesting schedule which in the case of

                                 PINEMONT BANK

          (INFORMATION AS OF MARCH 31, 1997 AND RELATING TO THE THREE
         MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996 IS UNAUDITED)
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
incentive stock options commences on the grant date. All options granted pursuant to the Stock Option Plan have been incentive stock options and it is contemplated that all options granted pursuant to such plan will most likely be incentive stock options. In the event of a change in control of the Bank or the death or disability of the executive, the options become exercisable if the holder is an employee of the Bank or an affiliate immediately prior to such event. The options must expire 10 years from the date of grant or, if earlier, 90 days after termination of employment for any reason other than death or disability or termination for cause. The options also immediately expire on termination for cause, and one year after termination due to disability or death. Option holders are eligible to have an account maintained to reflect dividends paid with respect to the Common Stock underlying the options.

  The Bank applies APB Opinion 25 in accounting for its Stock Option Plan. Accordingly, no compensation cost has been recognized for grants in 1996 or 1995. Had compensation cost been determined on the basis of fair value pursuant to FASB Statement No. 123, net earnings and earnings per common share would have been reduced to the pro forma amounts indicated below (assuming that the fair value of options granted during the year are amortized over the vesting period).

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                   -------------
                                                                    1996   1995
                                                                   ------ ------
Net earnings
 As reported...................................................... $2,016 $1,522
 Pro forma........................................................ $1,981 $1,521
Earnings per share
 As reported...................................................... $ 0.78 $ 0.71
 Pro forma........................................................ $ 0.76 $ 0.71

  Following is a summary of the status of the Stock Option Plan during 1996 and 1995:

                                                 1996               1995
                                          ------------------ ------------------
                                                    WEIGHTED           WEIGHTED
                                                    AVERAGE            AVERAGE
                                          NUMBER OF EXERCISE NUMBER OF EXERCISE
                                           SHARES    PRICE    SHARES    PRICE
                                          --------- -------- --------- --------
Outstanding at beginning of year.........  286,500   $ 5.63   104,000   $ 4.85
  Granted................................   10,000     6.07   182,500     6.07
  Exercised..............................       --       --        --       --
  Forfeited..............................   (1,000)   (4.85)       --       --
                                           -------            -------
Outstanding at end of year...............  295,500   $ 5.64   286,500   $ 5.63
                                           =======            =======
Options exercisable at end of year.......   57,050   $ 5.24    20,263   $ 4.85
                                           =======            =======
Weighted average fair value of options
 granted.................................  $  1.62            $  1.42
                                           =======            =======

  As of December 31, 1996, the options outstanding have exercise prices between $4.85 and $6.07 and a weighted average remaining contractual life of
8.5 years.

NOTE I--REGULATORY MATTERS

  The Bank is subject to various regulatory capital requirements administered by the State of Texas Department of Banking and the Federal Deposit Insurance Corporation (FDIC). Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that if

                                 PINEMONT BANK

          (INFORMATION AS OF MARCH 31, 1997 AND RELATING TO THE THREE
         MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996 IS UNAUDITED)
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

  As of December 31, 1996, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank's category. To be categorized as well capitalized the Bank must maintain minimum Total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below:

                                                                    TO BE WELL
                                                                    CAPITALIZED
                                                                   UNDER PROMPT
                                                     FOR CAPITAL    CORRECTIVE
                                                      ADEQUACY        ACTION
                                        ACTUAL        PURPOSES      PROVISIONS
                                     -------------  -------------  -------------
                                     AMOUNT  RATIO  AMOUNT  RATIO  AMOUNT  RATIO
                                     ------- -----  ------- -----  ------- -----
As of December 31, 1996
 Total capital (to risk weighted
  assets)..........................  $18,613 12.37% $12,038 ^8.0%  $15,047 ^10.0%
 Tier 1 capital (to risk weighted
  assets)..........................   17,237 11.46%   6,016 ^4.0%    9,024  ^6.0%
 Tier 1 capital (to average
  assets)..........................   17,237  7.95%   8,672 ^4.0%   10,841  ^5.0%
As of December 31, 1995
 Total capital (to risk weighted
  assets)..........................   12,894 11.79%   8,749 ^8.0%   10,936 ^10.0%
 Tier 1 capital (to risk weighted
  assets)..........................   11,791 10.79%   4,371 ^4.0%    6,557  ^6.0%
 Tier 1 Capital (to average
 assets)...........................   11,791  6.85%   6,885 ^4.0%    8,607  ^5.0%

NOTE J--FAIR VALUES OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used by the Bank in estimating fair values of financial instruments:

 Cash and cash equivalents, federal funds purchased and repurchase agreements

  The carrying amounts of cash and short-term investments approximate their fair value.

 Securities to be held-to-maturity and securities available-for-sale

  Fair values for investment securities are based on quoted market prices or quotations received from securities dealers. If quoted market prices are not available, fair value estimates may be based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

 Loans

  Fair values of loans are estimated for segregated groupings of loans with similar financial characteristics. Loans are segregated by type such as commercial, commercial real estate, residential mortgage, and consumer loans. Each of these categories is further subdivided into fixed and adjustable rate loans and performing and nonperforming loans. The fair value of performing loans is calculated by discounting scheduled cash flows

                                 PINEMONT BANK

          (INFORMATION AS OF MARCH 31, 1997 AND RELATING TO THE THREE
         MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996 IS UNAUDITED)
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the various types of loans. The fair value of nonperforming loans is estimated at the value of the underlying collateral.

 Deposits

  The fair value of demand deposits, such as noninterest-bearing deposits and interest-bearing transaction accounts such as savings, NOW and money market accounts are equal to the amount payable on demand as of December 31, 1996 and 1995 (i. e., their carrying amounts).

  The fair value of demand deposits is the amount payable, and adjustment for any value derived from the expected retention of such deposits for a period of time is not considered. That value, commonly referred to as the core deposit base intangible, is neither included in the fair value amounts nor recorded as an intangible asset in the balance sheet.

  The fair value of certificates of deposits are estimated based on the discounted value of contractual cash flows. The discount rate used represents rates currently offered for deposits of similar remaining maturities.

 Off-balance sheet instruments

  Estimated fair values for the Bank's off-balance sheet instruments are based on fees currently charged to enter into similar agreements, considering the remaining terms of the agreements and the counterparties' credit standing.

  The following table presents the carrying amounts and fair values of the Bank's financial instruments at December 31, 1996 and 1995.

                                                               CARRYING  FAIR
                                                                AMOUNT   VALUE
                                                               -------- -------
December 31, 1996
 Financial assets:
  Cash and cash equivalents................................... $30,175  $30,175
  Available-for-sale securities...............................  56,181   56,181
  Loans, net.................................................. 129,010  129,054
 Financial liabilities:
  Deposits
   Noninterest-bearing........................................  64,587   64,587
   Interest-bearing transaction accounts......................  73,273   73,273
   Certificates of deposit....................................  70,018   70,199
December 31, 1995
 Financial assets:
  Cash and cash equivalents...................................  27,136   27,136
  Available-for-sale securities...............................  52,725   52,725
  Loans, net..................................................  92,408   90,136
Financial liabilities:
  Deposits
   Noninterest-bearing........................................  54,306   54,306
   Interest-bearing transaction accounts......................  57,832   57,832
   Certificates of deposit....................................  55,395   55,565

                                 PINEMONT BANK

          (INFORMATION AS OF MARCH 31, 1997 AND RELATING TO THE THREE
         MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996 IS UNAUDITED)
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE K--KINGWOOD BANK ACQUISITION

  Pinemont Bank purchased all of the assets and liabilities of Kingwood Bank on September 13, 1995 and purchase accounting was applied. The purchase price was allocated based on the fair value of the assets acquired and liabilities assumed, and the excess of cost over the fair value of the net assets acquired was recorded.

  A summary of the purchase cost and its allocation follows:

      Assets acquired:
        Cash and due from banks........................................ $ 2,367
        Interest-bearing deposits......................................     135
        Securities.....................................................   8,362
        Loans..........................................................  13,967
        Fixed assets...................................................   1,146
        Other assets...................................................     520
                                                                        -------
                                                                         26,497
      Liabilities assumed:
        Deposits.......................................................  24,612
        Other liabilities..............................................     150
                                                                        -------
                                                                         24,762
                                                                        -------
      Net assets acquired..............................................   1,735
      Purchase price...................................................   3,309
      Expenses.........................................................     397
                                                                        -------
      Cost in excess of fair market value of net assets acquired....... $ 1,971
                                                                        =======

  The following summarized pro forma (unaudited) information assumes the acquisition had occurred on January 1, 1994.

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                 ---------------
                                                                  1995    1994
                                                                 ------- -------
      Revenues.................................................. $13,974 $11,007
      Net earnings..............................................   1,640     491
      Net earnings per share.................................... $  0.77 $  0.32

                                 PINEMONT BANK

          (INFORMATION AS OF MARCH 31, 1997 AND RELATING TO THE THREE
         MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996 IS UNAUDITED)
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE M--EARNINGS PER SHARE

  Earnings per share is computed as follows:

                             THREE MONTHS ENDED
                                  MARCH 31,         YEAR ENDED DECEMBER 31,
                             ------------------- -----------------------------
                               1997      1996      1996      1995      1994
                             --------- --------- --------- --------- ---------
                                 (UNAUDITED)
Net earnings................ $     589 $     442 $   2,016 $   1,522 $     648
Divided by average common
 shares and common share
 equivalents:
  Average common shares..... 2,670,000 2,120,000 2,509,583 2,120,000 1,551,417
  Average common share
   equivalents..............    86,876    19,227    85,584    19,227        --
                             --------- --------- --------- --------- ---------
Total average common shares
 and common share
 equivalents................ 2,756,876 2,139,227 2,595,167 2,139,227 1,551,417
Earnings per common share... $    0.21 $    0.21 $    0.78 $    0.71 $    0.42
                             ========= ========= ========= ========= =========

  The FASB has issued Financial Accounting Standards No. 128 Earnings per Share, which is effective for financial statements issued after December 15, 1997. The new standard eliminates primary and fully diluted earnings per share and requires the presentation of basic and diluted earnings per share together with disclosure of how the per share amounts were computed. The pro forma effect of adopting the new standard would be basic earnings per share of $.22 and $.21, and diluted earnings per share of $.21 and $.21, for the quarters ended March 31, 1997 and 1996.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

  The following unaudited pro forma combined condensed balance sheet as of March 31, 1997 and the unaudited pro forma combined condensed statements of income for the three months ended March 31, 1997 and for the years ended December 31, 1996, 1995 and 1994 combine the historical financial statements of the Company and the Bank and are presented under the "pooling-of-interest" method of accounting for business combinations. The pro forma combined condensed balance sheet gives effect to the Merger as if the Merger had occurred on March 31, 1997. The pro forma combined condensed statements of income give effect to the Merger as if the Merger had occurred at the beginning of each of the periods presented. The "pooling-of-interests" method of accounting requires all assets and liabilities to be carried at their book values. The Merger represents a stock exchange whereby Bank shareholders will receive 0.625 of a share of Company Common Stock for each share of Bank Common Stock.

  The pro forma statements are provided for informational purposes. The unaudited pro forma combined condensed financial statements presented are not necessarily indicative of the results that would have been obtained if the Merger had occurred on the dates indicated or that may be realized in the future. The unaudited pro forma combined condensed financial statements should be read in conjunction with the audited financial statements and the notes thereto of the Company and the Bank and their unaudited interim financial statements included herein.

                  PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                MARCH 31, 1997

                                  (UNAUDITED)

                                                                     PRO FORMA
                                   COMPANY      BANK    ADJUSTMENTS   COMBINED
                                  ----------  --------  -----------  ----------
             ASSETS                         (DOLLARS IN THOUSANDS)
Cash and due from banks.......... $   72,550  $ 10,954               $   83,504
Federal funds sold and interest-
 bearing deposits................     22,600    17,683                   40,283
                                  ----------  --------               ----------
    Total cash and cash
     equivalents.................     95,150    28,637                  123,787
Securities--available for sale...    311,820    58,576                  370,396
Loans receivable, net............    643,032   135,541                  778,573
Premises and equipment, net......      9,548     8,492                   18,040
Accrued interest receivable......      7,264     1,350                    8,614
Prepaid expenses and other as-
 sets............................      6,684     2,715                    9,399
                                  ----------  --------               ----------
    Total assets................. $1,073,498  $235,311               $1,308,809
                                  ==========  ========               ==========
  LIABILITIES AND SHAREHOLDERS'
             EQUITY
Deposits:
  Demand--noninterest-bearing.... $  287,183  $ 64,486               $  351,669
  Demand--interest-bearing.......      8,523    16,765                   25,288
  Money market accounts..........    416,069    48,839                  464,908
  Savings........................      3,194     7,702                   10,896
  Time, $100 and over............     98,071    39,414                  137,485
  Other time.....................     55,538    37,608                   93,146
                                  ----------  --------               ----------
    Total deposits...............    868,578   214,814                1,083,392
Securities sold under repurchase
 agreements......................    116,989        --                  116,989
Other short-term borrowings......      5,044        --                    5,044
Accrued interest payable.........        622       535                    1,157
Other liabilities................      3,118       791                    3,909
                                  ----------  --------               ----------
    Total liabilities............    994,351   216,140                1,210,491
                                  ----------  --------               ----------
Commitments and contingencies
Shareholders' equity:
  Common stock...................      9,391     1,780     (111)(a)      11,060
  Additional paid-in capital.....     38,135    10,395      111 (a)      48,641
  Retained earnings..............     31,813     7,423       --          39,236
  Net unrealized depreciation on
   securities available for sale.       (192)     (427)      --            (619)
                                  ----------  --------     ----      ----------
    Total shareholders' equity...     79,147    19,171       --          98,318
                                  ----------  --------     ----      ----------
    Total liabilities and
     shareholders' equity........ $1,073,498  $235,311       --      $1,308,809
                                  ==========  ========     ====      ==========

             See Notes to Unaudited Pro Forma Financial Statements

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                       THREE MONTHS ENDED MARCH 31, 1997

                                  (UNAUDITED)

                                                                    PRO FORMA
                                         COMPANY  BANK  ADJUSTMENTS COMBINED
                                         ------- ------ ----------- ---------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER
                                                    SHARE AMOUNTS)
Interest income:
  Loans................................. $13,590 $3,190              $16,780
  Securities............................   4,418    859                5,277
  Federal funds sold and other..........     352    178                  530
                                         ------- ------              -------
    Total interest income...............  18,360  4,227               22,587
Interest expense on deposits and other
 borrowings.............................   7,860  1,468                9,328
                                         ------- ------              -------
    Net interest income.................  10,500  2,759               13,259
Provision for loan losses...............     438    103                  541
                                         ------- ------              -------
    Net interest income after provision
     for loan losses....................  10,062  2,656               12,718
                                         ------- ------              -------
Other income:
  Service charges.......................     927    403                1,330
  Other operating income................     764     98                  862
  Gain on sale of securities, net.......     137     --                  137
                                         ------- ------              -------
    Total other income..................   1,828    501                2,329
                                         ------- ------              -------
Other expenses:
  Salaries and employee benefits........   4,204  1,361                5,565
  Occupancy expense.....................   1,219    389                1,608
  Other operating expenses..............   1,667    493                2,160
                                         ------- ------              -------
    Total other expenses................   7,090  2,243                9,333
                                         ------- ------              -------
    Income before income taxes..........   4,800    914                5,714
Provision for income taxes..............   1,681    325                2,006
                                         ------- ------              -------
    Net income before bank preferred
     stock dividend.....................   3,119    589                3,708
SW Bank preferred stock dividend........      36     --                   36
                                         ------- ------              -------
    Net income available for common
     shareholders....................... $ 3,083 $  589              $ 3,672
                                         ======= ======              =======
    Earnings per common share........... $  0.32 $ 0.21              $  0.33
                                         ======= ======              =======
    Weighted average common shares and
     common share equivalents
     outstanding........................   9,539  2,861               11,262(b)
                                         ======= ======              =======

             See Notes to Unaudited Pro Forma Financial Statements

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1996

                                  (UNAUDITED)

                                                                    PRO FORMA
                                        COMPANY  BANK   ADJUSTMENTS COMBINED
                                        ------- ------- ----------- ---------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER
                                                   SHARE AMOUNTS)
Interest income:
  Loans................................ $44,709 $11,062              $55,771
  Securities...........................  17,856   3,036               20,892
  Federal funds sold and other.........     868     726                1,594
                                        ------- -------              -------
    Total interest income..............  63,433  14,824               78,257
Interest expense on deposits and other
 borrowings............................  27,262   5,013               32,275
                                        ------- -------              -------
    Net interest income................  36,171   9,811               45,982
Provision for loan losses..............   1,670     420                2,090
                                        ------- -------              -------
    Net interest income after provision
     for loan losses...................  34,501   9,391               43,892
                                        ------- -------              -------
Other income:
  Service charges......................   2,883   1,590                4,473
  Other operating income...............   2,005     369                2,374
                                        ------- -------              -------
    Total other income.................   4,888   1,959                6,847
                                        ------- -------              -------
Other expenses:
  Salaries and employee benefits.......  14,379   4,605               18,984
  Occupancy expense....................   3,475   1,406                4,881
  Loss on sale of securities, net           112      --                  112
  Other operating expenses.............   6,002   2,231                8,233
                                        ------- -------              -------
    Total other expense................  23,968   8,242               32,210
                                        ------- -------              -------
    Income before income taxes.........  15,421   3,108               18,529
Provision for income taxes.............   5,376   1,092                6,468
                                        ------- -------              -------
    Net income before bank preferred
     stock dividend....................  10,045   2,016               12,061
SW Bank preferred stock dividend.......     457      --                  457
                                        ------- -------              -------
    Net income available for common
     shareholders...................... $ 9,588 $ 2,016              $11,604
                                        ======= =======              =======
    Earnings per common share.......... $  1.12 $  0.78              $  1.14
                                        ======= =======              =======
    Weighted average common shares and
     common share equivalents
     outstanding.......................   8,535   2,700               10,157(b)
                                        ======= =======              =======

             See Notes to Unaudited Pro Forma Financial Statements

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1995

                                  (UNAUDITED)

                                                                    PRO FORMA
                                        COMPANY  BANK   ADJUSTMENTS COMBINED
                                        ------- ------- ----------- ---------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER
                                                   SHARE AMOUNTS)
Interest income:
  Loans................................ $37,089 $ 7,925              $45,014
  Securities...........................  11,668   2,622               14,290
  Federal funds sold and other.........   1,825     566                2,391
                                        ------- -------              -------
    Total interest income..............  50,582  11,113               61,695
Interest expense on deposits and other
 borrowings............................  21,890   3,619               25,509
                                        ------- -------              -------
    Net interest income................  28,692   7,494               36,186
Provision for loan losses..............     925     196                1,121
                                        ------- -------              -------
    Net interest income after provision
     for loan losses...................  27,767   7,298               35,065
                                        ------- -------              -------
Other income:
  Service charges......................   2,386     933                3,319
  Other operating income...............   1,326     222                1,548
                                        ------- -------              -------
    Total other income.................   3,712   1,155                4,867
                                        ------- -------              -------
Other expenses:
  Salaries and employee benefits.......  10,686   3,425               14,111
  Occupancy expense....................   2,510     870                3,380
  Other operating expenses.............   6,262   1,931                8,193
                                        ------- -------              -------
    Total other expenses...............  19,458   6,226               25,684
                                        ------- -------              -------
    Income before income taxes.........  12,021   2,227               14,248
Provision for income taxes.............   4,214     705                4,919
                                        ------- -------              -------
    Net income before bank preferred
     stock dividend....................   7,807   1,522                9,329
SW Bank preferred stock dividend.......      50      --                   50
                                        ------- -------              -------
    Net income available for common
     shareholders...................... $ 7,757 $ 1,522              $ 9,279
                                        ======= =======              =======
    Earnings per common share.......... $  0.92 $  0.71              $  0.95
                                        ======= =======              =======
    Weighted average common shares and
     common share equivalents
     outstanding.......................   8,394   2,244                9,731(b)
                                        ======= =======              =======

             See Notes to Unaudited Pro Forma Financial Statements

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1994

                                  (UNAUDITED)

                                                                    PRO FORMA
                                         COMPANY  BANK  ADJUSTMENTS COMBINED
                                         ------- ------ ----------- ---------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER
                                                    SHARE AMOUNTS)
Interest income:
  Loans................................. $26,684 $4,895              $31,579
  Securities............................   6,898  2,632                9,530
  Federal funds sold and other..........     706    248                  954
                                         ------- ------              -------
    Total interest income...............  34,288  7,775               42,063
Interest expense on deposits and other
 borrowings.............................  11,444  2,404               13,848
                                         ------- ------              -------
    Net interest income.................  22,844  5,371               28,215
Provision for loan losses...............   1,145    204                1,349
                                         ------- ------              -------
    Net interest income after provision
     for loan losses....................  21,699  5,167               26,866
                                         ------- ------              -------
Other income:
  Service charges.......................   2,122    736                2,858
  Other operating income................     941    187                1,128
                                         ------- ------              -------
    Total other income..................   3,063    923                3,986
                                         ------- ------              -------
Other expenses:
  Salaries and employee benefits........   8,672  2,725               11,397
  Occupancy expense.....................   1,995    765                2,760
  Other operating expenses..............   5,115  1,631                6,746
                                         ------- ------              -------
    Total other expense.................  15,782  5,121               20,903
                                         ------- ------              -------
    Income before income taxes..........   8,980    969                9,949
Provision for income taxes..............   3,141    321                3,462
                                         ------- ------              -------
    Net income before bank preferred
     stock dividend.....................   5,839    648                6,487
SW Bank preferred stock dividend........      --     --                   --
                                         ------- ------              -------
    Net income available for common
     shareholders....................... $ 5,839 $  648              $ 6,487
                                         ======= ======              =======
    Earnings per common share........... $  0.70 $ 0.42              $  0.70
                                         ======= ======              =======
    Weighted average common shares and
     common share equivalents
     outstanding........................   8,302  1,560                9,272(b)
                                         ======= ======              =======

             See Notes to Unaudited Pro Forma Financial Statements

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

BASIS OF PRESENTATION

  Certain revenues, expenses, assets and liabilities of the Bank have been reclassified to conform with the presentation utilized by the Company. The effects of accounting policy differences are immaterial and have not been adjusted in the unaudited pro forma financial statements.

(A) Bank Common Stock to be exchanged:

   Bank Common Stock outstanding at March 31, 1997...................... 2,670
   Exchange ratio....................................................... 0.625
                                                                         -----
   Assumed number of shares of Company Common Stock issued ............. 1,669
   Par value per share.................................................. $   1
                                                                         -----
   Total amount of Company Common Stock to be issued.................... 1,669
   Amount of Bank Common Stock.......................................... 1,780
                                                                         -----
   Total pro forma adjustment to common stock........................... $(111)
                                                                         =====

  Bank stock options outstanding at March 31, 1997 totaling 305,000 are assumed to be converted to Company stock options totaling 190,625.

(B) Pro forma number of common shares and common share equivalents outstanding represents the historical weighted average shares outstanding of Company Common Stock in addition to the pro forma number of shares of Company Common Stock assumed to be issued in exchange for Bank Common Stock.

                                       THREE MONTHS   YEAR ENDED DECEMBER 31,
                                          ENDED      --------------------------
                                      MARCH 31, 1997   1996     1995     1994
                                      -------------- -------- -------- --------
   Weighted average Bank common
    shares and common share
    equivalents outstanding.........      2,757         2,595    2,139    1,552
   Exchange Ratio...................      0.625         0.625    0.625    0.625
                                          -----      -------- -------- --------
   Assumed number of shares of
    Company Common Stock issued.....      1,723         1,622    1,337      970
                                          =====      ======== ======== ========

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SOUTHWEST BANCORPORATION OF TEXAS, INC.

Date: August 5, 1997                           /s/ R. John McWhorter
                                     By________________________________________
                                          R. John McWhorter
                                          Vice President and Controller